Exhibit 99.1

For additional information contact:

Tracy L. Keegan

Executive Vice President and

Chief Financial Officer

(904) 998-5501

Atlantic coast Financial CORPORATION STOCKHOLDERS

APPROVE MERGER WITH AMERIS BANCORP

JACKSONVILLE, Fla. (March 22, 2018) – Atlantic Coast Financial Corporation (the Company; NASDAQ: ACFC), the holding company for Atlantic Coast Bank, today announced that at a special meeting of the stockholders of the Company held March 21, 2018, the stockholders voted to approve the merger of the Company with and into Ameris Bancorp (NASDAQ: ABCB), pursuant to the Agreement and Plan of Merger, dated November 16, 2017, by and between the Company and Ameris Bancorp. Subject to regulatory approval and other customary closing conditions, the transaction is expected to close during the second quarter.

About the Company

Atlantic Coast Financial Corporation is the holding company for Atlantic Coast Bank, a Florida state-chartered commercial bank. It is a community-oriented financial institution serving the Northeast Florida, Central Florida and Southeast Georgia markets. Investors may obtain additional information about Atlantic Coast Financial Corporation on the Internet at www.AtlanticCoastBank.net, under Investor Relations.

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